Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Nuveen Global Cities REIT, Inc. (the “Company”) for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J.L. Sales, Chief Executive Officer and Chairman of the Board of the Company, and I, James E. Sinople, Chief Financial Officer and Treasurer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(a) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 30, 2020	By:	/s/ Mike J.L. Sales
Mike J. L. Sales
Chief Executive Officer and Chairman of the Board

	By:	/s/ James E. Sinople
James E. Sinople
Chief Financial Officer and Treasurer